Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Charles, (269) 961-3799

Kellogg Company Reports Second Quarter 2016 Results,
Raises Outlook for Comparable Profit Margin*

BATTLE CREEK, Mich. - August 4, 2016 - Kellogg Company (NYSE: K) today announced second-quarter 2016 results, and increased its guidance for comparable profit margin for 2016 through 2018.
“We’re making good progress on our priorities: We have continued to improve our foods to insure they are on trend; we've continued to expand the Pringles business worldwide; we're enhancing our sales capabilities; and we are designing and executing productivity initiatives that are contributing to more profit-margin expansion than we previously anticipated," said John Bryant, Kellogg Company’s chairman and chief executive officer. "We have carefully constructed a plan to boost our profit margins higher and sooner, giving us enhanced earnings visibility."

* Expected operating profit, operating profit margin and earnings per share are provided on a non-GAAP, currency-neutral comparable basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	July 2, 2016	July 4, 2015	% Change	July 2, 2016	July 4, 2015	% Change
Reported Net Sales	$3,268	$3,498	(6.6)%	$6,663	$7,054	(5.5)%
Comparable Net Sales *	$3,263	$3,490	(6.5)%	$6,643	$7,051	(5.8)%
Currency-Neutral Comparable Net Sales *	$3,791		8.6%	$7,587		7.6%

Reported Operating Profit	$449	$412	9.1%	$887	$796	11.5%
Comparable Operating Profit *	$507	$506	0.3%	$1,027	$1,033	(0.5)%
Currency-Neutral Comparable Operating Profit *	$559		10.6%	$1,270		23.0%

Reported Net Income (Loss) Attributable to Kellogg Company	$280	$223	26.0%	$455	$450	1.3%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$321	$327	(1.6)%	$662	$678	(2.2)%
Currency-Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$352		7.9%	$825		21.7%

Reported Diluted Earnings Per Share	$0.79	$0.63	25.4%	$1.29	$1.26	2.4%
Comparable Diluted Earnings Per Share *	$0.91	$0.92	(1.1)%	$1.87	$1.90	(1.6)%
Currency-Neutral Comparable Diluted Earnings Per Share *	$1.00		8.7%	$2.33		22.6%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Q2 Results:

•
Kellogg’s Q2 2016 GAAP (or "Reported") earnings per share were up significantly from the prior-year quarter, driven mainly by lower one-time costs and higher profit margins. Non-GAAP, comparable earnings per share were off slightly from the year-earlier quarter, due to the negative impact of currency translation, mostly related to our Venezuelan business. Non-GAAP, currency-neutral comparable earnings increased strongly year-on-year, and ahead of the Company’s expectations, owing primarily to better profit-margin performance in North America.

•
Second-quarter 2016 reported net sales decreased, primarily due to the effect of currency translation resulting from the remeasurement of the Venezuelan business in mid-2015. Currency-neutral comparable net sales increased strongly in the quarter, as a result of inflation-related sales growth in Venezuela; currency-neutral comparable net sales excluding the impact of Venezuela decreased modestly.

•
Quarterly reported operating profit increased due to favorable one-time costs, as well as to strong performance in inflationary Venezuela and cost savings in North America. Currency-neutral comparable operating profit increased strongly, with half of the gain attributable to the Venezuela profit performance, and the rest coming primarily from the margin expansion in North America.

•	Currency-neutral comparable operating profit and earnings were ahead of the Company's expectations in the second quarter.

Reconciliation of Non-GAAP Amounts - As Reported to Currency-Neutral Comparable Earnings Per Share
	Quarter ended		Year-to-date period ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

Reported EPS	$0.79	$0.63	$1.29	$1.26
Mark-to-Market	0.05	0.10	(0.01)	(0.09)
Project K and Cost Reduction Activities	(0.20)	(0.25)	(0.35)	(0.44)
Other Costs Impacting Comparability	—	0.21	(0.43)	0.13
Acquisitions/Divestitures and Integration	—	(0.02)	—	(0.04)
Remeasurement of Venezuelan Business	(0.01)	(0.43)	(0.03)	(0.43)
Income Tax Benefit Applicable to Adjustments, Net*	0.04	0.10	0.24	0.23
Comparable EPS	0.91	0.92	1.87	1.90

Foreign Exchange	(0.09)		(0.46)

Currency-Neutral Comparable EPS	$1.00		$2.33
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
Q2 Business Performance:
Please refer to the segment tables in the back of this document.

•	The company continued to make progress on its priorities, including stabilizing cereal in the U.S. and Australia, good emerging-markets growth, improved profit margins, and Pringles growth worldwide.

•
Kellogg North America’s net sales declined on a reported and currency-neutral comparable basis, but generated strong cost savings under the Project K and Zero-Based Budgeting initiatives. Reported operating profit in North America decreased, due to one-time costs and to adverse currency translation in Canada. Currency-neutral comparable operating profit increased, primarily due to cost-savings from the Project K and Zero-Based Budgeting initiatives.

•
The U.S. Morning Foods segment posted a net sales decline on both a reported and currency-neutral comparable basis, but its six core cereal brands held all-channel share and the segment's profit margins improved strongly.

•
The U.S. Snacks segment posted a net sales decline on both a reported and currency-neutral comparable basis, but core brands like Cheez-It, Pringles, and Rice Krispies Treats continued to post consumption growth.

•	The U.S. Specialty Channels segment posted a slight increase in reported and currency-neutral comparable net sales in the quarter, with growth in key brands and channels, and increased profit margins.

•
The North America Other segment, which is composed of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted a decrease in reported and currency-neutral comparable net sales, amidst price elasticity in Canada, and portfolio rationalization and food and packaging transitions in Frozen Foods and Kashi.

•
Kellogg Europe posted a decrease in reported net sales in the quarter, driven mainly by currency translation; currency-neutral comparable net sales were flat year-over-year, as broad-based growth in Pringles and wholesome snacks were offset by softness in U.K. cereal.

•
In Latin America, reported net sales decreased due to the translation effect of a sharply devalued Venezuelan currency; currency-neutral comparable net sales increased significantly because of inflationary Venezuela; excluding Venezuela, currency-neutral comparable net sales declined slightly, amidst difficult economic conditions.

•
Reported net sales in Asia Pacific decreased because of adverse currency translation; currency-neutral comparable net sales increased on good growth across the region for Pringles, and continued improvement in Australia, where the company gained share in cereal. While not reported in our sales results, the joint ventures in China and West Africa continued to perform well.

Full Year 2016 Outlook*:

•	The Company is raising its full-year guidance for earnings per share on a currency-neutral comparable basis, to $4.11-$4.18, from previous guidance of $4.00-$4.07.

•	The increase is driven by higher currency-neutral comparable operating profit, which is now expected to increase by 15-17%, from our previous estimate of 11-13%.

•
This increased guidance is based on two factors: The better-than-expected first-half profit performance in inflationary Venezuela, and an increased forecast for operating profit margin for the rest of the business.

•
The company believes its currency-neutral comparable operating profit growth excluding Venezuela will come in at the high end of the 4-6% growth range previously communicated. The company now expects higher savings from Zero-Based Budgeting in North America, along with the roll-out of a similar program in its international regions.

•	These savings are expected to more than offset the impact of a trimmed net sales outlook excluding Venezuela, now expected to come in at the low end of the 0-2% range previously communicated.

•
Because of further weakening in currency exchange rates for Venezuela and for other currencies, particularly in the aftermath of Britain's vote to exit from the European Union, currency translation is expected to have a more negative impact than previously estimated.

•
The company expects full-year cash flow from operating activities to be approximately $1.7 billion. The company reaffirmed that it expects full-year cash flow to be approximately $1.1 billion, including capital expenditure. Capital expenditure for the year is still expected to be between 4% and 5% of sales, which translates approximately into $525-$625 million; this includes the impact of the cash required by Project K and an increase in capital spending equal to approximately one percent of sales to support the growth of the Pringles business.

Profit-Margin Outlook for 2017-2018*:

•	The company also announced that it has plans to accelerate and increase the previously announced goals for expanding its currency-neutral comparable operating profit margin.

•
It now believes it will increase this margin by approximately 350 basis points from 2015 levels, and that it will realize the increase through 2018, an acceleration of two years from its previous guidance. This acceleration comes from a combination of expanding Zero-Based Budgeting across North America and International segments, pursuing a more disciplined approach to revenue growth management, and other potential initiatives.

•
These actions are expected to drive accelerated currency-neutral comparable operating profit and earnings growth in 2017 and 2018, even as they contribute to holding net sales flat during that time period.

Conference Call / Webcast
Kellogg will host a conference call to discuss these results on Thursday, August 4, 2016 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.
About Kellogg Company
At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2015 sales of more than $13 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.
Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends.

All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
Non-GAAP financial measures used include comparable net sales, comparable gross margin, comparable SGA, comparable operating profit, comparable operating profit margin, comparable effective tax rate, comparable net income attributable to Kellogg Company, comparable diluted EPS, and cash flow. These non-GAAP financial measures are also evaluated for year-over-year growth and on a currency-neutral basis to evaluate the underlying growth of the business and to exclude the effect of foreign currency. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Comparable net sales: We adjust the GAAP financial measures to exclude the pre-tax effect of acquisitions, divestitures, and shipping day differences. We excluded the items which we believe may obscure trends in the company's underlying net sales performance. By providing this non-GAAP net sales measure, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses this non-GAAP measure to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. This non-GAAP measure is also used to make decisions regarding the future direction of our business, and for resource allocation decisions. Currency-neutral comparable net sales represents comparable net sales excluding the impact of foreign currency.

•
Comparable gross profit, comparable gross margin, comparable SGA, comparable SGA%, comparable operating profit, comparable operating profit margin, comparable net income attributable to Kellogg Company, and comparable diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, acquisitions, divestitures, integration costs, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, costs associated with the VIE deconsolidation and costs associated with the Venezuela remeasurement. We excluded the items which we believe may obscure trends in the company's underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Currency-neutral comparable represents comparable excluding foreign currency impact.

•
Comparable effective tax rate: We adjust the GAAP financial measure to exclude tax effect of Project K and cost reduction activities, acquisitions, divestitures, integration costs, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, costs associated with the Venezuela remeasurement, costs associated with the VIE deconsolidation, and costs associated with the early redemption of debt outstanding. We excluded the items which we believe may obscure trends in the company's underlying tax rate. By providing this non-GAAP profitability measure, management intends to provide investors with a meaningful, consistent comparison of the company's effective tax rate for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for comparable net sales, comparable operating profit, comparable operating profit margin, comparable net income attributable to Kellogg, comparable diluted EPS, and cash flow is included in this press release. Guidance for net sales and operating profit excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability.  Guidance for earnings per share excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability; it includes the impact of acquisitions and dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments, Venezuela remeasurement, acquisitions or dispositions because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. As a result, these items are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance:

Reconciliation of Non-GAAP amounts - 2016 Full Year Guidance*
	Net sales	Operating profit	EPS
Currency-Neutral Comparable Guidance	4.0% - 6.0%	15.0% - 17.0%	$4.11 - $4.18
Foreign currency impact	(7.8%)	(13.8%)	($.53)
Comparable Guidance	(1.8%) - (3.8%)	1.2% - 3.2%	$3.58 - $3.65

Impact of certain items that are excluded from Non-GAAP guidance:
Project K and cost reduction activities	-	5.9% - 9.5%	($.70) - ($.56)
Other costs impacting comparability	-	(3.9%) - (4.0%)	($.43)
Integration costs	-	1.0% - 1.3%	($.04) - ($.03)
Income tax benefit applicable to adjustments, net**			$.36 - $.32
* 2016 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP, comparable and currency-neutral comparable basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.  The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(millions)

Full Year 2016
Net cash provided by (used in) operating activities	Approx. $1,675
Additions to properties	($525) - ($625)
Cash Flow	Approx. $1,100

The estimated full-year impact of foreign currency is calculated based on the difference between current-year forward rates and prior-year rates that were available at the end of the current reporting period for each currency in which the Company is expected to transact.  These rates were applied to forecasted revenue and expense activity for the remainder of the year to estimate year-over-year foreign currency impact.
Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly

Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales	$3,268	$3,498	$6,663	$7,054
Cost of goods sold	1,998	2,257	4,148	4,568
Selling, general and administrative expense	821	829	1,628	1,690
Operating profit	449	412	887	796
Interest expense	68	58	285	112
Other income (expense), net	4	(46)	4	(72)
Income before income taxes	385	308	606	612
Income taxes	106	85	153	161
Earnings (loss) from unconsolidated entities	1	(1)	2	(2)
Net income	$280	$222	$455	$449
Net income (loss) attributable to noncontrolling interests	—	(1)	—	(1)
Net income attributable to Kellogg Company	$280	$223	$455	$450
Per share amounts:
Basic	$0.80	$0.63	$1.30	$1.27
Diluted	$0.79	$0.63	$1.29	$1.26
Dividends per share	$0.50	$0.49	$1.00	$0.98
Average shares outstanding:
Basic	350	353	350	354
Diluted	354	355	354	356
Actual shares outstanding at period end			349	353

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA
(millions)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales
U.S. Morning Foods	$727	$742	$1,494	$1,518
U.S. Snacks	803	835	1,635	1,689
U.S. Specialty	271	270	647	631
North America Other	406	439	820	872
Europe	629	650	1,227	1,257
Latin America	204	328	396	623
Asia Pacific	228	234	444	464
Consolidated	$3,268	$3,498	$6,663	$7,054
Operating profit
U.S. Morning Foods	$165	$131	$313	$258
U.S. Snacks	69	160	152	240
U.S. Specialty	60	59	146	137
North America Other	47	37	92	96
Europe	68	57	138	118
Latin America	20	(56)	43	(5)
Asia Pacific	12	10	29	22
Total Reportable Segments	441	398	913	866
Corporate	8	14	(26)	(70)
Consolidated	$449	$412	$887	$796

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	July 2, 2016	July 4, 2015
Operating activities
Net income	$455	$449
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	251	269
Postretirement benefit plan expense (benefit)	(56)	(41)
Deferred income taxes	7	(11)
Stock compensation	30	21
Venezuela remeasurement	11	152
Variable-interest entity impairment	—	(49)
Other	—	35
Postretirement benefit plan contributions	(23)	(17)
Changes in operating assets and liabilities, net of acquisitions	(27)	(227)
Net cash provided by (used in) operating activities	648	581
Investing activities
Additions to properties	(249)	(258)
Acquisitions, net of cash acquired	(15)	(117)
Investments in unconsolidated entities, net proceeds	29	—
Other	(15)	42
Net cash provided by (used in) investing activities	(250)	(333)
Financing activities
Net issuances (reductions) of notes payable	(424)	114
Issuances of long-term debt	2,061	672
Reductions of long-term debt	(1,227)	(606)
Net issuances of common stock	233	90
Common stock repurchases	(386)	(285)
Cash dividends	(351)	(347)
Other	—	5
Net cash provided by (used in) financing activities	(94)	(357)
Effect of exchange rate changes on cash and cash equivalents	(24)	(40)
Increase (decrease) in cash and cash equivalents	280	(149)
Cash and cash equivalents at beginning of period	251	443
Cash and cash equivalents at end of period	531	$294

Supplemental financial data:
Net cash provided by (used in) operating activities	$648	$581
Additions to properties	(249)	(258)
Cash Flow (operating cash flow less property additions) (a)	$399	$323

(a)	Non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" paragraph and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	July 2, 2016	January 2, 2016
	(unaudited)	*
Current assets
Cash and cash equivalents	$531	$251
Accounts receivable, net	1,473	1,344
Inventories:
Raw materials and supplies	322	315
Finished goods and materials in process	894	935
Deferred income taxes	—	227
Other prepaid assets	201	164
Total current assets	3,421	3,236
Property, net of accumulated depreciation of $5,310 and $5,236	3,543	3,621
Investments in unconsolidated entities	435	456
Goodwill	4,963	4,968
Other intangibles, net of accumulated amortization of $51 and $47	2,282	2,268
Pension	246	231
Other assets	497	471
Total assets	$15,387	$15,251
Current liabilities
Current maturities of long-term debt	$1,144	$1,266
Notes payable	780	1,204
Accounts payable	1,988	1,907
Accrued advertising and promotion	464	447
Accrued income taxes	83	42
Accrued salaries and wages	238	325
Other current liabilities	574	548
Total current liabilities	5,271	5,739
Long-term debt	6,277	5,275
Deferred income taxes	477	685
Pension liability	922	946
Nonpension postretirement benefits	58	77
Other liabilities	382	391
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	770	745
Retained earnings	6,701	6,597
Treasury stock, at cost	(4,092)	(3,943)
Accumulated other comprehensive income (loss)	(1,494)	(1,376)
Total Kellogg Company equity	1,990	2,128
Noncontrolling interests	10	10
Total equity	2,000	2,138
Total liabilities and equity	$15,387	$15,251
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Quarter ended July 2, 2016
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Acquisitions/divestitures and integration costs	Shipping day differences	Venezuela remeasurement	Income tax benefit applicable to adjustments, net	Foreign currency impact	Comparable adjustments
Net sales	$—	$—	$—	$5	$—	$—		$(528)	$(523)
Cost of goods sold	(16)	36	—	3	—	7		(437)	(407)
Selling, general and administrative expense	(4)	36	—	1	—	—		(39)	(6)
Operating profit	20	(72)	—	1	—	(7)		(52)	(110)
Interest expense	—	—	—	—	—	—		(5)	(5)
Other income (expense), net	—	—	—	(1)	—	2		7	8
Income (loss) before income taxes	20	(72)	—	—	—	(5)		(40)	(97)
Income taxes	—	—	—	—	—	—	(16)	(9)	(25)
Net income (loss)	$20	$(72)	$—	$—	$—	$(5)	$16	$(31)	$(72)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to Kellogg Company	$20	$(72)	$—	$—	$—	$(5)	$16	$(31)	$(72)
Per share amounts:
Diluted	$0.05	$(0.20)	$—	$—	$—	$(0.01)	$0.04	$(0.09)	$(0.21)

Quarter ended July 4, 2015
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Acquisitions/divestitures and integration costs	Shipping day differences	Venezuela remeasurement	Income tax benefit applicable to adjustments, net		Comparable adjustments
Net sales	$—	$—	$—	$8	$—	$—			$8
Cost of goods sold	(34)	65	—	8	—	100			139
Selling, general and administrative expense	(1)	25	(67)	3	—	3			(37)
Operating profit	35	(90)	67	(3)	—	(103)			(94)
Interest expense	—	—	—	—	—	—			—
Other income (expense), net	—	—	6	(3)	—	(49)			(46)
Income (loss) before income taxes	35	(90)	73	(6)	—	(152)			(140)
Income taxes	—	—	—	—	—	—	(36)		(36)
Net income (loss)	$35	$(90)	$73	$(6)	$—	$(152)	$36		$(104)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—		—
Net income (loss) attributable to Kellogg Company	$35	$(90)	$73	$(6)	$—	$(152)	$36		$(104)
Per share amounts:
Diluted	$0.10	$(0.25)	$0.21	$(0.02)	$—	$(0.43)	$0.10		$(0.29)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Adjustments to Reconcile As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Year-to-date period ended July 2, 2016
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Acquisitions/divestitures and integration costs	Shipping day differences	Venezuela remeasurement	Income tax benefit applicable to adjustments, net	Foreign currency impact	Comparable adjustments
Net sales	$—	$—	$—	$20	$—	$—		$(944)	$(924)
Cost of goods sold	9	54	—	15	—	12		(622)	(532)
Selling, general and administrative expense	(5)	70	—	4	—	1		(79)	(9)
Operating profit	(4)	(124)	—	1	—	(13)		(243)	(383)
Interest expense	—	—	153	—	—	—		(10)	143
Other income (expense), net	—	—	—	(1)	—	2		2	3
Income (loss) before income taxes	(4)	(124)	(153)	—	—	(11)		(231)	(523)
Income taxes	—	—	—	—	—	—	(85)	(68)	(153)
Net income (loss)	$(4)	$(124)	$(153)	$—	$—	$(11)	$85	$(163)	$(370)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to Kellogg Company	$(4)	$(124)	$(153)	$—	$—	$(11)	$85	$(163)	$(370)
Per share amounts:
Diluted	$(0.01)	$(0.35)	$(0.43)	$—	$—	$(0.03)	$0.24	$(0.46)	$(1.04)

Year-to-date period ended July 4, 2015
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Acquisitions/divestitures and integration costs	Shipping day differences	Venezuela remeasurement	Income tax benefit applicable to adjustments, net		Comparable adjustments
Net sales	$—	$(2)	$—	$8	$(3)	$—			$3
Cost of goods sold	34	97	—	14	(3)	100			242
Selling, general and administrative expense	(2)	59	(67)	5	—	3			(2)
Operating profit	(32)	(158)	67	(11)	—	(103)			(237)
Interest expense	—	—	—	—	—	—			—
Other income (expense), net	—	—	(19)	(3)	—	(49)			(71)
Income (loss) before income taxes	(32)	(158)	48	(14)	—	(152)			(308)
Income taxes	—	—	—	—	—	—	(80)		(80)
Net income (loss)	$(32)	$(158)	$48	$(14)	$—	$(152)	$80		$(228)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—		—
Net income (loss) attributable to Kellogg Company	$(32)	$(158)	$48	$(14)	$—	$(152)	$80		$(228)
Per share amounts:
Diluted	$(0.09)	$(0.44)	$0.13	$(0.04)	$—	$(0.43)	$0.23		$(0.64)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended July 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$727	$803	$271	$406	$2,207	$629	$204	$228	$—	$3,268
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures and integration costs	—	—	—	—	—	5	—	—	—	5
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$727	$803	$271	$406	$2,207	$624	$204	$228	$—	$3,263
Foreign currency impact	—	—	—	(4)	(4)	(26)	(491)	(7)	—	(528)
Currency-neutral comparable net sales	$727	$803	$271	$410	$2,211	$650	$695	$235	$—	$3,791
Quarter ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$742	$835	$270	$439	$2,286	$650	$328	$234	$—	$3,498
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures and integration costs	—	—	—	—	—	—	—	8	—	8
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$742	$835	$270	$439	$2,286	$650	$328	$226	$—	$3,490
% change - 2016 vs. 2015:
Reported growth	(2.0)%	(3.9)%	0.5%	(7.4)%	(3.4)%	(3.2)%	(37.9)%	(2.9)%	—%	(6.6)%
Project K and cost reduction activities	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Acquisitions/divestitures and integration costs	—%	—%	—%	0.1%	0.1%	0.7%	—%	(3.1)%	—%	(0.1)%
Differences in shipping days	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Comparable growth	(2.0)%	(3.9)%	0.5%	(7.5)%	(3.5)%	(3.9)%	(37.9)%	0.2%	—%	(6.5)%
Foreign currency impact	—%	—%	—%	(1.1)%	(0.3)%	(3.9)%	(149.8)%	(3.2)%	—%	(15.1)%
Currency-neutral comparable growth	(2.0)%	(3.9)%	0.5%	(6.4)%	(3.2)%	—%	111.9%	3.4%	—%	8.6%
Volume (tonnage)					(2.4)%	(0.4)%	(4.9)%	5.8%	—%	(1.6)%
Pricing/mix					(0.8)%	0.4%	116.8%	(2.4)%	—%	10.2%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Year-to-date period ended July 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$1,494	$1,635	$647	$820	$4,596	$1,227	$396	$444	$—	$6,663
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures and integration costs	—	—	—	1	1	19	—	—	—	20
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$1,494	$1,635	$647	$819	$4,595	$1,208	$396	$444	$—	$6,643
Foreign currency impact	—	—	—	(15)	(15)	(47)	(860)	(22)	—	(944)
Currency-neutral comparable net sales	$1,494	$1,635	$647	$834	$4,610	$1,255	$1,256	$466	$—	$7,587
Year-to-date period ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$1,518	$1,689	$631	$872	$4,710	$1,257	$623	$464	$—	$7,054
Project K and cost reduction activities	—	—	—	(2)	(2)	—	—	—	—	(2)
Acquisitions/divestitures and integration costs	—	—	—	—	—	—	—	8	—	8
Differences in shipping days	—	—	—	—	—	(3)	—	—	—	(3)
Comparable net sales	$1,518	$1,689	$631	$874	$4,712	$1,260	$623	$456	$—	$7,051
% change - 2016 vs. 2015:
Reported growth	(1.6)%	(3.2)%	2.6%	(5.9)%	(2.4)%	(2.4)%	(36.5)%	(4.3)%	—%	(5.5)%
Project K and cost reduction activities	—%	—%	—%	0.2%	0.1%	—%	—%	—%	—%	—%
Acquisitions/divestitures and integration costs	—%	—%	—%	0.2%	—%	1.5%	—%	(1.6)%	—%	0.2%
Differences in shipping days	—%	—%	—%	—%	—%	0.2%	—%	—%	—%	0.1%
Comparable growth	(1.6)%	(3.2)%	2.6%	(6.3)%	(2.5)%	(4.1)%	(36.5)%	(2.7)%	—%	(5.8)%
Foreign currency impact	—%	—%	—%	(1.8)%	(0.3)%	(3.7)%	(138.2)%	(4.9)%	—%	(13.4)%
Currency-neutral comparable growth	(1.6)%	(3.2)%	2.6%	(4.5)%	(2.2)%	(0.4)%	101.7%	2.2%	—%	7.6%
Volume (tonnage)					(1.7)%	0.6%	(4.1)%	3.3%	—%	(1.1)%
Pricing/mix					(0.5)%	(1.0)%	105.8%	(1.1)%	—%	8.7%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended July 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$165	$69	$60	$47	$341	$68	$20	$12	$8	$449
Mark-to-market	—	—	—	—	—	—	—	—	20	20
Project K and cost reduction activities	(4)	(34)	(1)	(4)	(43)	(14)	(4)	(4)	(7)	(72)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures and integration costs	—	—	—	—	—	1	—	—	—	1
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(7)	—	—	(7)
Comparable	$169	$103	$61	$51	$384	$81	$31	$16	$(5)	$507
Foreign currency impact	—	—	—	(2)	(2)	(7)	(47)	1	3	(52)
Currency-neutral comparable	$169	$103	$61	$53	$386	$88	$78	$15	$(8)	$559
Quarter ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$131	$160	$59	$37	$387	$57	$(56)	$10	$14	$412
Mark-to-market	—	—	—	—	—	—	—	—	35	35
Project K and cost reduction activities	(13)	(10)	(1)	(23)	(47)	(25)	(1)	(3)	(14)	(90)
Other costs impacting comparability	—	67	—	—	67	—	—	—	—	67
Acquisitions/divestitures and integration costs	—	—	—	—	—	(3)	—	1	(1)	(3)
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(102)	—	(1)	(103)
Comparable	$144	$103	$60	$60	$367	$85	$47	$12	$(5)	$506
% change - 2016 vs. 2015:
Reported growth	25.1%	(57.2)%	2.5%	31.8%	(11.9)%	19.5%	135.2%	18.1%	(35.3)%	9.1%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	(83.7)%	(5.0)%
Project K and cost reduction activities	8.0%	(17.3)%	(1.5)%	43.5%	(0.8)%	19.5%	(7.5)%	5.5%	1.6%	6.5%
Other costs impacting comparability	—%	(38.4)%	—%	—%	(16.2)%	—%	—%	—%	—%	(17.9)%
Acquisitions/divestitures and integration costs	—%	—%	—%	(0.1)%	—%	3.5%	(0.3)%	(5.8)%	14.6%	1.3%
Differences in shipping days	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	179.9%	—%	13.2%	23.9%
Comparable growth	17.1%	(1.5)%	4.0%	(11.6)%	5.1%	(3.5)%	(36.9)%	18.4%	19.0%	0.3%
Foreign currency impact	—%	—%	—%	(1.1)%	(0.2)%	(7.2)%	(103.5)%	0.9%	68.5%	(10.3)%
Currency-neutral comparable growth	17.1%	(1.5)%	4.0%	(10.5)%	5.3%	3.7%	66.6%	17.5%	(49.5)%	10.6%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Year-to-date period ended July 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$313	$152	$146	$92	$703	$138	$43	$29	$(26)	$887
Mark-to-market	—	—	—	—	—	—	—	—	(4)	(4)
Project K and cost reduction activities	(9)	(54)	(3)	(13)	(79)	(28)	(4)	(4)	(9)	(124)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures and integration costs	—	—	—	—	—	1	—	—	—	1
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(13)	—	—	(13)
Comparable	$322	$206	$149	$105	$782	$165	$60	$33	$(13)	$1,027
Foreign currency impact	—	—	—	(3)	(3)	(9)	(237)	—	6	(243)
Currency-neutral comparable	$322	$206	$149	$108	$785	$174	$297	$33	$(19)	$1,270
Year-to-date period ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$258	$240	$137	$96	$731	$118	$(5)	$22	$(70)	$796
Mark-to-market	—	—	—	—	—	—	—	—	(32)	(32)
Project K and cost reduction activities	(21)	(19)	(2)	(29)	(71)	(44)	(1)	(8)	(34)	(158)
Other costs impacting comparability	—	67	—	—	67	—	—	—	—	67
Acquisitions/divestitures and integration costs	—	—	—	—	—	(8)	—	(2)	(1)	(11)
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(102)	—	(1)	(103)
Comparable	$279	$192	$139	$125	$735	$170	$98	$32	$(2)	$1,033
% change - 2016 vs. 2015:
Reported growth	21.1%	(36.7)%	6.5%	(3.5)%	(3.8)%	16.5%	929.1%	28.5%	64.3%	11.5%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	18.3%	3.8%
Project K and cost reduction activities	5.7%	(16.1)%	(1.1)%	11.8%	(1.4)%	14.2%	(372.8)%	21.1%	234.9%	4.6%
Other costs impacting comparability	—%	(27.4)%	—%	—%	(8.9)%	—%	—%	—%	—%	(7.4)%
Acquisitions/divestitures and integration costs	—%	—%	—%	(0.2)%	—%	5.5%	(138.3)%	5.0%	172.7%	1.4%
Differences in shipping days	—%	—%	—%	—%	—%	0.3%	—%	—%	—%	0.1%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	1,479.1%	—%	276.1%	9.5%
Comparable growth	15.4%	6.8%	7.6%	(15.1)%	6.5%	(3.5)%	(38.9)%	2.4%	(637.7)%	(0.5)%
Foreign currency impact	0.1%	—%	—%	(2.0)%	(0.3)%	(5.6)%	(242.2)%	(0.9)%	435.0%	(23.5)%
Currency-neutral comparable growth	15.3%	6.8%	7.6%	(13.1)%	6.8%	2.1%	203.3%	3.3%	(1,072.7)%	23.0%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate
to Comparable Effective Tax Rate

	Quarter ended		Year-to-date period ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Reported effective tax rate	27.4%	27.6%	25.2%	26.4%
Mark-to-market	0.5%	1.1%	0.5%	0.1%
Project K and cost reduction activities	(1.0)%	(0.5)%	(0.2)%	(0.7)%
Other costs impacting comparability	—%	(7.4)%	(1.7)%	(1.9)%
Acquisitions/divestitures and integration costs	—%	0.3%	(0.1)%	0.2%
Venezuela remeasurement	0.3%	7.2%	0.3%	2.6%
Comparable effective tax rate	27.6%	26.9%	26.4%	26.1%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Project K and cost reduction activities
(Pre-tax millions)

	Quarter ended July 2, 2016				Year-to-date period ended July 2, 2016
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2016
U.S. Morning Foods	$—	$1	$3	$4	$—	$1	$8	$9
U.S. Snacks	—	24	10	34	—	31	23	54
U.S. Specialty	—	—	1	1	—	—	3	3
North America Other	—	3	1	4	—	8	5	13
Europe	—	7	7	14	—	13	15	28
Latin America	—	—	4	4	—	—	4	4
Asia Pacific	—	1	3	4	—	1	3	4
Corporate	—	—	7	7	—	—	9	9
Total	$—	$36	$36	$72	$—	$54	$70	$124
	Quarter ended July 4, 2015				Year-to-date period ended July 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
U.S. Morning Foods	$—	$11	$2	$13	$—	$16	$5	$21
U.S. Snacks	—	8	2	10	—	13	6	19
U.S. Specialty	—	—	1	1	—	—	2	2
North America Other	—	23	—	23	2	25	2	29
Europe	—	20	5	25	—	36	8	44
Latin America	—	1	—	1	—	1	—	1
Asia Pacific	—	2	1	3	—	6	2	8
Corporate	—	—	14	14	—	—	34	34
Total	$—	$65	$25	$90	$2	$97	$59	$158
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Acquisitions/divestitures and integration costs
(Pre-tax millions)

	Quarter ended July 2, 2016				Year-to-date period ended July 2, 2016
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2016
North America Other	$—	$(1)	$1	$—	$(1)	$—	$1	$—
Europe	(5)	4	—	(1)	(19)	15	3	(1)
Asia Pacific	—	—	—	—	—	—	—	—
Corporate	—	—	—	—	—	—	—	—
Total	$(5)	$3	$1	$(1)	$(20)	$15	$4	$(1)
	Quarter ended July 4, 2015				Year-to-date period ended July 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
North America Other	$—	$—	$—	$—	$—	$—	$—	$—
Europe	—	2	1	3	—	5	3	8
Asia Pacific	(8)	6	1	(1)	(8)	9	1	2
Corporate	—	—	1	1	—	—	1	1
Total	$(8)	$8	$3	$3	$(8)	$14	$5	$11
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Venezuela remeasurement
(Pre-tax millions)

	Quarter ended July 2, 2016				Year-to-date period ended July 2, 2016
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2016
Latin America	$7	$—	$(2)	$5	$12	$1	$(2)	$11
Corporate	—	—	—	—	—	—	—	—
Total	$7	$—	$(2)	$5	$12	$1	$(2)	$11
	Quarter ended July 4, 2015				Year-to-date period ended July 4, 2015
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2015
Latin America	$99	$3	$10	$112	$99	$3	$10	$112
Corporate	1	—	39	40	1	—	39	40
Total	$100	$3	$49	$152	$100	$3	$49	$152
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Significant items impacting comparability
Project K and cost reduction activities
During 2013, we announced Project K, a four-year efficiency and effectiveness program. The program is expected to generate a significant amount of savings that may be invested in key strategic areas of focus for the business. We expect that this investment will drive future growth in revenues, gross margin, operating profit, and cash flow. We recorded pre-tax charges related to this program of $60 million and $107 million for the quarter and year-to-date periods ended July 2, 2016, respectively. We also recorded charges of $90 million and $158 million for the quarter and year-to-date periods ended July 4, 2015, respectively.

In 2015 we initiated the implementation of a Zero-Based Budgeting (ZBB) program in our North America business. During 2016 ZBB is being expanded to include the international segments of the business. In support of the ZBB initiative, we incurred pre-tax charges of $12 million and $17 million for the quarter and year-to-date periods ended July 2, 2016.

Acquisitions
In September 2015, we completed the acquisition of Mass Foods, Egypt's leading cereal company for $46 million, or $44 million net of cash and cash equivalents acquired. In our European reportable segment, for the quarter ended July 2, 2016 the acquisition added $5 million in net sales and less than $1 million of operating profit (before integration costs) that impacted the comparability of our reported results. For the year-to-date period ended July 2, 2016 the acquisition added $10 million in net sales and approximately $1 million in operating profit (before integration costs) that impacted comparability of our reported results.

In January 2015, we completed the acquisition of a majority interest in Bisco Misr, the number one packaged biscuits company in Egypt for $125 million, or $117 million net of cash and cash equivalents acquired. The quarter ended April 2, 2016 represented the final reporting period in which year-over-year comparability was impacted for this acquisition. In our European reportable segment, the acquisition added $9 million in net sales and less than $1 million of operating profit (before integration costs) that impacted the comparability of our reported results for the year-to-date period ended July 2, 2016.

Integration costs
We have incurred integration costs related to the integration of the 2015 acquisitions of Bisco Misr and Mass Foods, the 2015 entry into a joint venture with Tolaram Africa, and the 2012 acquisition of Pringles (integration completed in 2015) as we move these businesses into the Kellogg business model. We recorded pre-tax integration costs that were less than $1 million and approximately $1 million for the quarter and year-to-date periods ended July 2, 2016, respectively. We also recorded integration costs of $6 million and $14 million for the quarter and year-to-date periods ended July 4, 2015, respectively.

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $20 million and a pre-tax mark-to-market charge of $4 million for the quarter and year-to-date periods ended July 2, 2016, respectively. We also recorded a pre-tax mark-to-market benefit of $35 million and a pre-tax mark-to-market charge of $32 million for the quarter and year-to-date periods ended July 4, 2015, respectively.

Other costs impacting comparability
During the quarter ended April 2, 2016, we redeemed $475 million of our 7.45% U.S. Dollar Debentures due 2031. During that same quarter, in connection with the debt redemption, we incurred $153 million of interest expense, consisting primarily of a premium on the tender offer and also including accelerated losses on pre-issuance interest rate hedges, acceleration of fees and debt discount on the redeemed debt and fees related to the tender offer.

During the quarter ended July 4, 2015, a series of previously executed agreements between Kellogg's and a third party variable interest entity (VIE) were terminated resulting in our determination that we were no longer the primary beneficiary of the VIE. Accordingly, we deconsolidated the financial statements of the VIE as of the end of the quarter. As a result of the agreement terminations and related settlements, we recognized a gain of $6 million in Other income (expense), net during the quarter. This gain, in combination with a related $25 million charge that was recorded during the quarter ended April 4, 2015, resulted in a net loss of $19 million in Other income (expense), net for the year-to-date period ended July 4, 2015.

In connection with the deconsolidation that occurred during the quarter, we derecognized all assets and liabilities of the VIE, including an allocation of a portion of goodwill from the U.S. Snacks operating segment, resulting in a $67 million non-cash gain, which was recorded within operating profit.

Venezuela remeasurement
During 2015 we experienced an increase in the amount of time it takes to exchange bolivars for U.S. dollars through the DIPRO (formerly CENCOEX) exchange. Due to this reduced availability of U.S. dollars and upon review of U.S. dollar cash needs in our Venezuela operations as of the quarter ended July 4, 2015, we concluded that we were no longer able to obtain sufficient U.S. dollars on a timely basis through the DIPRO exchange resulting in a decision to remeasure our Venezuela subsidiary's financial statements using the DICOM (formerly SIMADI) rate. In connection with the change in rates, we evaluated the carrying value of our non-monetary assets for impairment and lower of cost or market adjustments. As a result of moving from the CENCOEX official rate to the SIMADI rate, we recorded pre-tax charges totaling $152 million in the quarter ended July 4, 2015, including $112 million in the Latin America operating segment and $40 million in the Corporate operating segment. Of the total charges, $100 million was recorded in COGS, $3 million was recorded in SGA, and $49 million was recorded in Other income (expense), net. These charges consisted of $47 million related to the remeasurement of net monetary assets denominated in Venezuelan bolivar at the SIMADI exchange rate (recorded in Other income (expense), net), $56 million related to reducing inventory to the lower of cost or market (recorded in COGS) and $49 million related to the impairment of long-lived assets in Venezuela (recorded primarily in COGS).

We have evaluated all of the facts and circumstances surrounding our Venezuelan business and determined that as of July 2, 2016 the DICOM rate continues to be the appropriate rate to use for remeasuring our Venezuelan subsidiary’s financial statements.

Following the change to the SIMADI rate as of July 4, 2015, certain non-monetary assets related to our Venezuelan subsidiary continued to be remeasured at historical exchange rates. As these assets were utilized by our Venezuelan subsidiary during the second half of 2015 and first quarter of 2016 they were recognized in the income statement at historical exchange rates resulting in an unfavorable impact. We experienced an unfavorable pre-tax impact of approximately $4 million in the year-to-date period ended July 2, 2016 related to the utilization of these remaining non-monetary assets.

Additionally, with the introduction of the new DICOM floating rate in February 2016 we experienced an unfavorable pre-tax impact of approximately $5 million and $7 million in the quarter and year-to-date periods ended July 2, 2016 related to the utilization of non-monetary assets. These non-monetary assets were recognized in the income statement at historical exchange rates and primarily impacted COGS.

Foreign currency translation and the impact of Venezuela
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

As a result of our decision to change the exchange rate that we use to remeasure our Venezuela subsidiary from DIPRO (formerly CENCOEX) to the DICOM (formerly SIMADI) exchange rate beginning mid-2015, the methodology we use to calculate the impact of foreign currency translation, as described above, results in certain key performance metrics that are difficult to interpret when Venezuela is included in the financial results. The impact of this change in Venezuela exchange rates on year-over-year performance metrics is anticipated to be most significant for the four quarters ended July 2, 2016. During this four-quarter transitional period, to provide additional visibility to our business performance, we have also included key performance metrics excluding our Venezuela business. We believe the use of our standard currency-neutral methodology in combination with the additional visibility provided by excluding Venezuela from our key performance metrics provides important information to more fully understand currency-neutral operating results during this four-quarter transition.